UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  X
                        ---

Filed by a Party other than the Registrant
                                           ----
Check the appropriate box:

       Preliminary Proxy Statement
---
       Confidential, for Use of the Commission Only (as permitted by Rule
---    14a-6(e)(2))

X      Definitive Proxy Statement
---
       Definitive Additional Materials
---
       Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
---
                           DELTA AND PINE LAND COMPANY
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X      No fee required.
---
       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
---    1.  Title of each class of securities to which transaction applies:
       2.  Aggregate number of securities to which transaction applies:
       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       4. Proposed maximum aggregate value of transaction: 5. Total fee paid:

       Fee paid previously with preliminary materials:
---
       Check box if any part of the fee is offset as provided by Exchange Act
--- Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1.  Amount Previously Paid:
       2.  Form, Schedule or Registration Statement No.:
       3.  Filing Party:
       4.  Date Filed:

                           DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                          SCOTT, MISSISSIPPI 38772 USA
                                 (662) 742-4000




                                November 29, 2005





To Our Stockholders:

You are cordially invited to attend the Annual Meeting of the Stockholders of Delta and Pine Land Company, which will be held on Monday, January 16, 2006, at 10:00 AM, Central Time, at The Madison Hotel, 79 Madison Avenue, Memphis, Tennessee. All stockholders of record as of November 18, 2005, are entitled to vote at the Annual Meeting.

We appreciate your confidence in the Company and hope you will attend this Annual Meeting in person.

Whether or not you expect to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card or vote electronically via the Internet or by telephone to ensure that your shares will be represented at the meeting. If you attend the meeting, you may vote in person even if you have sent in your proxy card or voted via the Internet or by telephone.


                                              Sincerely,


                                              Jon E. M. Jacoby
                                              Chairman of the Board

                           DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                          SCOTT, MISSISSIPPI 38772 USA
                                 (662) 742-4000

-------------------------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING
                 OF STOCKHOLDERS TO BE HELD ON JANUARY 16, 2006



To the Stockholders of
Delta and Pine Land Company:

The Annual Meeting of the Stockholders of Delta and Pine Land Company will be held at The Madison Hotel, 79 Madison Avenue, Memphis, Tennessee, on Monday, January 16, 2006, at 10:00 AM, Central Time, for the following purposes:

1. to elect three Class I members to the Board of Directors to three-year terms expiring at the 2009 Annual Meeting of Stockholders;
2. to ratify the appointment of the independent auditors for the fiscal year ending August 31, 2006; and
3. to transact such other business as may properly come before the meeting or any adjournments thereof.

The accompanying Proxy Statement contains further information with respect to these matters.

The stockholders of record at the close of business on November 18, 2005, are entitled to notice of and to vote at the Annual Meeting. The list of stockholders will be available for examination for the 10 days immediately preceding the meeting at Delta and Pine Land Company's Corporate office, One Cotton Row, Scott, Mississippi 38772.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy using the enclosed addressed envelope, which requires no postage if mailed within the United States, or vote electronically via the Internet or by telephone.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Jerome C. Hafter
                                            Secretary





November 29, 2005

                           DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                            SCOTT, MISSISSIPPI 38772
                                 (662) 742-4000

-------------------------------------------------------------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                January 16, 2006


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta and Pine Land Company ("D&PL" or the "Company") from stockholders holding shares of D&PL Common Stock ("Shares") for use at its Annual Meeting of Stockholders to be held on January 16, 2006, and at any adjournment or adjournments thereof. To assure adequate representation at the Annual Meeting, stockholders are requested to promptly sign, date and return the enclosed proxy or vote electronically via the Internet or by telephone.

Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either: (i) an instrument revoking it or (ii) a duly-executed proxy bearing a later date. In addition, a stockholder who is present at the meeting may revoke the stockholder's proxy and vote in person if the stockholder so desires. Proxies furnished by stockholders pursuant hereto will be voted on proposals properly introduced at the meeting and in elections; and, if the person solicited specifies in the proxy a choice with respect to matters to be acted upon, the Shares will be voted in accordance with such specification. If no choice is specified, the proxy will be voted FOR approval of the nominees for directors, FOR the ratification of the appointment of the independent auditors as described herein, and in the discretion of the proxy holders with regard to such other business as may come before the meeting.

Stockholders of record at the close of business on November 18, 2005, are entitled to vote at the meeting. The Proxy Statement and the accompanying form of proxy were mailed on or about November 29, 2005, to all stockholders of record as of the close of business on that date. The transfer agent, Illinois Stock Transfer, will tabulate the votes received prior to the meeting. The Secretary of the Company and R. D. Greene, Vice President - Finance, Treasurer and Assistant Secretary of the Company, will be appointed as inspectors of the Annual Meeting to count all votes and ballots and perform the other duties required of inspectors.

The presence at the Annual Meeting, in person or by proxy, of a majority of the Shares outstanding on November 18, 2005, will constitute a quorum. At that date, approximately 36,044,134 Shares were outstanding. The affirmative vote of the holders of a plurality of the Shares that are represented in person or by proxy at the meeting and entitled to vote is required to approve the election of directors. All matters other than the election of directors submitted to the stockholders shall be decided by a majority of the votes cast with respect to such matters. Each Share is entitled to one vote. The Company's stock is traded on the New York Stock Exchange ("NYSE") under the symbol DLP.

All references herein to a particular year refer to the Company's fiscal year, which ends or ended on August 31 of the year indicated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the best knowledge of the Company, based on information filed with the Securities and Exchange Commission and the Company's stock records, the following table sets forth, as of October 31, 2005, Shares beneficially owned by each director, each nominee for director, each named executive officer, any person owning more than 5% of the Shares individually, others with significant ownership and by all executive officers and directors as a group.

A person's beneficial ownership of common stock is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Except as indicated elsewhere in the footnotes to this table, the persons named in the table have sole voting power and investment power with respect to the Shares they beneficially own. In addition to the Shares held by each individual, shares of restricted stock and shares of common stock that such person has the right to acquire as of October 31, 2005 or within 60 days thereafter (i.e., December 30, 2005), upon the exercise of options granted by the Company, have been included.



                                                                             Shares Beneficially Owned

                                                                              Amount of
                                                                              Beneficial       Percentage
Name of Beneficial Owner                                                      Ownership        Of Class
-------------------------------------------------------                  ------------------ --------------

Westfield Capital Management (1)                                              2,568,190            7.1
Sterling Capital Management, LLC (2)                                          2,430,642            6.7
Kayne Anderson Rudnick Investment Mgt (3)                                     2,067,953            5.7
Fidelity Management & Research Co. (4)                                        2,021,927            5.6
Stephens Group, Inc. (5)                                                      1,070,004            3.0
Jon E. M. Jacoby (6)                                                            171,349             .5
F. Murray Robinson (7)                                                          253,508             .7
W. Thomas Jagodinski (8) (13)                                                   582,684            1.6
Rudi E. Scheidt (9)                                                             175,063             .5
Stanley P. Roth (10)                                                            163,451             .4
Nam-Hai Chua (11)                                                               123,284             .3
Joseph M. Murphy (12)                                                           111,538             .3
Charles R. Dismuke, Jr. (8) (14)                                                263,052             .7
R. D. Greene (8) (15)                                                           135,112             .4
William V. Hugie (8) (16)                                                       149,888             .4
James H. Willeke (8) (17)                                                        53,920             .1
All Directors and Executive Officers as a Group                               2,742,743            7.2
       [18 persons]  (18)

(1) The mailing  address  for  Westfield  Capital  Management  is One  Financial
Center, Boston, Massachusetts 02111.

(2) The mailing  address for Sterling  Capital  Management  is 4064 Colony Road,
Suite 300, Charlotte, North Carolina 28211.

(3) The mailing address for Kayne Anderson Rudnick Investment  Management LLC is
1800 Avenue of the Stars, # 200, Los Angeles, California 90067.

(4) The mailing  address for  Fidelity  Management & Research Co. is One Federal
Street, Boston, Massachusetts 02109.

(5) Mr. Jacoby, a director of Stephens Group, Inc. ("SGI") and an employee of its subsidiary, Stephens, Inc., owns 171,349 Shares which are not included. See
Note 6 below. The mailing address for Stephens Group, Inc. and affiliates is 111
Center Street, Little Rock, Arkansas 72201.

(6) Includes the  following  Shares:  5,437 Shares owned by Jacoby  Enterprises,
Inc., as to which Mr. Jacoby has sole power to vote and sole power of disposition, 20,094 Shares held in an IRA account, 8,200 Shares held by an LLC as to which Mr. Jacoby disclaims beneficial ownership and 25,000 Shares owned beneficially by Mr. Jacoby. Also includes 112,618 shares of common stock issuable upon exercise of stock options vested as of October 31, 2005, or within 60 days thereafter. Does not include Shares owned by SGI, or other of its affiliates, except Jacoby Enterprises, Inc. See Note 5 above. The mailing address for Jacoby Enterprises, Inc., and Mr. Jacoby is 111 Center Street,
Little Rock, Arkansas 72201.

(7) Includes 38,000 Shares owned by a Charitable Remainder Unit Trust ("CRUT") and 58,446 Shares owned beneficially by Mr. Robinson. Mr. Robinson disclaims beneficial ownership of Shares owned by the CRUT. Also includes 157,062 shares of common stock issuable upon exercise of stock options vested as of October 31, 2005, or within 60 days thereafter. The mailing address for Mr. Robinson is 1520
Woodruff Lane, Bloomington, Indiana 47401.

(8) The mailing address for Messrs.  Jagodinski,  Dismuke,  Greene,  Hugie,  and
Kerby is One Cotton Row, Scott, Mississippi 38772.

(9) Includes  17,000 Shares owned by the Scheidt  Family  Foundation  and 45,445
Shares owned beneficially by Mr. Scheidt. Also includes 112,618 shares of common stock issuable upon exercise of stock options vested as of October 31, 2005, or within 60 days thereafter. The mailing address for Mr. Scheidt is 54 South White
Station Road, Memphis, Tennessee 38117.

(10) Includes 27,500 Shares owned by North American Capital Corporation, as to which Mr. Roth has sole power to vote and sole power of disposition and 23,333
Shares owned beneficially by Mr. Roth. Also includes 112,618 shares of common stock issuable upon exercise of stock options vested as of October 31, 2005, or within 60 days thereafter. The mailing address for Mr. Roth is 510 Broad Hollow
Road, Suite 206, Melville, New York 11747.

(11) Includes 10,666 Shares owned by Dr. Chua's wife. Dr. Chua disclaims beneficial ownership of these Shares. Also includes 112,618 shares of common stock issuable upon exercise of stock options vested as of October 31, 2005, or within 60 days thereafter. The mailing address for Dr. Chua is c/o Laboratory of Plant Molecular Biology, Rockefeller University, 1230 York Avenue, New York, New
York 10021-6399.

(12) Includes 698 Shares owned by Mr. Murphy's wife. Mr. Murphy disclaims beneficial ownership of Shares owned by his wife. Also includes 110,840 shares of common stock issuable upon exercise of stock options vested as of October 31, 2005, or within 60 days thereafter. The mailing address for Mr. Murphy is 200
East 42nd Street, 9th Floor, New York, New York 10017.

(13) Includes 3,555 Shares owned by Mr. Jagodinski's wife and 83,323 Shares owned beneficially by Mr. Jagodinski. Mr. Jagodinski disclaims beneficial ownership of Shares owned by his wife. Also includes 474,302 shares of common stock issuable upon exercise of stock options vested as of October 31, 2005, or within 60 days thereafter, and 21,504 shares of restricted stock.

(14) Includes 30,000 Shares owned by Mr. Dismuke's wife and 72,000 Shares owned beneficially by Mr. Dismuke. Mr. Dismuke disclaims beneficial ownership of Shares owned by his wife. Also includes 150,812 shares of common stock issuable upon exercise of stock options vested as of October 31, 2005, or within 60 days thereafter, and 10,240 shares of restricted stock.

(15) Includes 500 Shares owned beneficially by Mr. Greene. Also includes 126,702 shares of common stock issuable upon exercise of stock options vested as of October 31, 2005, or within 60 days thereafter, and 7,910 shares of restricted stock.

(16) Includes 497 Shares owned beneficially by Mr. Hugie. Also includes 145,046 shares of common stock issuable upon exercise of stock options vested as of October 31, 2005, or within 60 days thereafter, and 4,345 shares of restricted stock.

(17) Includes 51,823 shares of common stock issuable upon exercise of stock options vested as of October 31, 2005, or within 60 days thereafter, and 2,097 shares of restricted stock.

(18) Includes 2,051,029 shares of common stock issuable upon exercise of stock options vested as of October 31, 2005, or within 60 days thereafter, and 70,641 shares of restricted stock.


                                      OFFICERS OF THE COMPANY

                                                                            Offices Held with Company;
    Name (Age)                 Position (1)                           Principal Occupation for Past Five Years
-------------------------      -------------------    --------------------------------------------------------------------

W. Thomas Jagodinski (49)      President, Chief       Mr. Jagodinski has served as President and Chief Executive Officer and
                               Executive Officer      Director  since  September  2002 and as Executive  Vice President from
                               and Director           June 2002 through August 2002. From September 2000 until June 2002, he served as Senior Vice President,  Chief Financial  Officer,  Treasurer
                                                      and Assistant  Secretary and from March 2000 until  September  2000 he served as  Senior  Vice  President-Finance,  Treasurer  and  Assistant
                                                      Secretary. Until March 2000, he served as Vice President - Finance and
                                                      Treasurer and  Assistant  Secretary.  From 1991,  when he joined D&PL, until March 2000,  Mr.  Jagodinski  held  various  positions  with the
                                                      Company.

Charles R. Dismuke, Jr. (50)   Senior Vice President  Mr. Dismuke has served as Senior Vice President  since 1999. From 1997 until 1999,  he served as Senior Vice  President  and as  President of
                                                      Deltapine  Seed  Division.  From 1989  until  1997,  he served as Vice
                                                      President - Operations.  Mr.  Dismuke was a General  Manager of one of
                                                      the Company's  subsidiaries,  Greenfield Seed Company, from 1982 until
                                                      1989.  From 1977,  when he joined D&PL,  until 1982,  Mr. Dismuke held various positions with the Company.

Harry B. Collins (64)          Vice President-        Dr. Collins has served as Vice  President - Technology  Transfer since
                               Technology Transfer    1998.  From 1985 until 1998,  Dr. Collins served as the Company's Vice
                                                      President  -  Research.  Prior to that,  Dr.  Collins  was the  senior soybean breeder for the Company. Dr. Collins has been employed by D&PL since 1974.

Earl E. Dykes (52)             Vice President -       Mr.  Dykes  has  served as Vice  President  - Field  Production  since
                               Field Production       September  2003.  From 1997 to August  2003,  Mr.  Dykes served as the
                                                      Company's Vice  President - Operations.  Prior to that time, Mr. Dykes served as the General  Manager - Arizona  Processing,  Inc. (which was acquired  by the  Company in 1996).  Mr.  Dykes was a  shareholder  of
                                                      Arizona Processing, Inc. at the time of the acquisition.

Ken Fearday (52)               Vice President -       Mr. Fearday has served as Vice President -  International  since April
                               International          2003.  Prior to joining D&PL he served as President of Research Seeds,
                                                      Inc. from May 2000 until February 2003.  From January 2000 through May
                                                      2000 he served as President of Seed Solutions,  a division of Research
                                                      Seeds,  Inc.  From 1992 through 1999 he served as President of Advanta
                                                      Seeds, Inc., a wholly owned subsidiary of Advanta USA, Inc.

R. D. Greene (35)              Vice President -       Mr.  Greene has served as Vice  President  -  Finance,  Treasurer  and
                               Finance, Treasurer     Assistant  Secretary  since  June 2002.  Previously  he served as Vice
                               and Assistant          President - Business  Development from September 2000 until June 2002.
                               Secretary              From 1997,  when he joined D&PL,  until  September  2000,  Mr.  Greene served as Director of International Taxation and Finance.

Kater D. Hake (53)             Vice President -       Dr. Hake has served as Vice President - Technology  Development  since
                               Technology Development May 2001.  From  1996  until  May  2001,  he  served as  International
                                                      Division  Vice  President - Technical  Services.  Prior to joining the
                                                      Company in 1996,  Dr. Hake was an Associate  Professor  with Texas A&M
                                                      University and Manager of Cotton  Physiology  for the National  Cotton
                                                      Council of America.

William V. Hugie (46)          Vice President -       Dr.  Hugie has served as Vice  President - Research  since 1998.  From
                               Research               1996 until 1998, he served as Vice President - New Technologies.  From
                                                      1988,  when he  joined  D&PL,  until  1996,  Dr.  Hugie  held  various positions with the Company.

Thomas A. Kerby (61)           Vice President -       Dr. Kerby has served as Vice President - Technical Services since 1994
                               Technical Services     and  Director - Technical  Services  from 1993,  when he joined  D&PL.
                                                      Prior to joining the Company,  Dr. Kerby served the cotton industry of
                                                      California  and the  University of  California as an Extension  Cotton
                                                      Agronomist.

Charles V. Michell (43)        Vice President -       Mr. Michell has served as Vice President - Operations  since September
                               Operations             2003.  From August 2001 until August 2003,  Mr. Michell served as Vice
                                                      President - Supply Chain  Management,  Corporate Quality Assurance and
                                                      Information  Systems.  From April 2000 until August 2001, he served as
                                                      Vice President - Supply Chain Management and Information Systems. From
                                                      1998 until  April  2000,  he served as Vice  President  -  Information
                                                      Systems.  From 1987, when he joined D&PL, until 1998, Mr. Michell held various positions with the Company.

Ann J. Shackelford (47)        Vice President -       Ms.  Shackelford  has served as Vice  President -  Corporate  Services
                               Corporate Services     since 1997. Ms.  Shackelford  has been employed by D&PL since 1994 and has held various positions in the Company.

James H. Willeke (61)          Vice President -       Mr. Willeke has served as Vice  President - Sales and Marketing  since
                               Sales and Marketing    1999.  From 1997 until 1999, he served as Senior Vice President and as
                                                      President  - Paymaster  Division.  Prior to joining  the  Company,  he served as President - Hartz Seed, a subsidiary of Monsanto Company.

Jerome C. Hafter (60)          Secretary              Mr. Hafter has served as Secretary of D&PL since 1993. From 1976 until
                                                      September  2001,  Mr. Hafter was a partner in Lake Tindall,  LLP, D&PL general counsel,  where he had performed legal services for D&PL since
                                                      1983,  and from  October  1,  2001,  he has been a  partner  of Phelps
                                                      Dunbar, LLP, now D&PL general counsel.

------------------------------ ---------------------- --------------------------------------------------------------
(1) All biography information is provided as of November 29, 2005

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

The number of directors is established by the Board of Directors and is currently set at seven. The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes (Class I, Class II, and Class III), with each class containing one-third, or as close to one-third as possible, of the total number of directors. Directors are elected at each annual meeting to succeed those directors whose terms then expire. Directors serve for terms of three years and until their successors have been duly elected. The directors chosen to succeed those whose terms are expiring are of the same class as the director they succeed. Class I Directors were elected at the January 22, 2003 Annual Meeting to serve a term expiring at the 2006 Annual Meeting. Class II Directors were elected at the January 15, 2004 Annual Meeting to serve a term expiring at the 2007 Annual Meeting. Class III Directors were elected at the January 11, 2005 Annual Meeting to serve a term expiring at the 2008 Annual Meeting.

The Board of Directors proposes the re-election of the three Class I Directors listed below:


                    Name                                          Offices Held with the Company;
       (Year First Elected a Director)                       Principal Occupation for Past Five Years
---------------------------------------------- ---------------------------------------------------------------------

    CLASS I

Nam-Hai Chua (1993)                            Dr.  Chua is the  Andrew  W.  Mellon  Professor  and Head of the Plant
                                               Molecular Biology Laboratory of Rockefeller University,  New York, New
                                               York, and has been with the University for over 20 years. In addition,
                                               Dr. Chua served as the Chairman of the  Management  Board of Directors
                                               of the Institute of Molecular  Agrobiology  ("IMA") in Singapore until
                                               September  2000,  Deputy Chairman from that time until September 2001, and as the  Chairman  of the Board of IMAGEN  Holdings  Pte.  Ltd,  an
                                               affiliate of IMA until August 2001.  Dr. Chua was also a member of the
                                               Board of Directors of DNAP  Holdings  (formerly  DNA Plant  Technology
                                               Corporation),  until he resigned in 1998 and BioInnovations of America
                                               (an entity owned by the  Government  of  Singapore,  which  invests in
                                               United States biotechnology  companies) until he resigned in 2000. Dr.
                                               Chua also acted as a  scientific  consultant  to Monsanto  Company for matters  relating to plant biology  through 1995.  Dr. Chua has been a consultant to Pioneer Hi-Bred International,  Inc., a DuPont (NYSE:DD)
                                               subsidiary, for several years. Dr. Chua is 61 years of age.

W. Thomas Jagodinski (2002)                    See the description of Mr. Jagodinski's positions with the Company and principal  occupation under "Officers of the Company".  Mr. Jagodinski was named a Class I Director of the  Company  effective  September  1,
                                               2002,  and was  elected  as a  Class I  Director  at the  2003  Annual
                                               Meeting.

Stanley P. Roth (1988)                         Mr. Roth has been the non-executive Vice-Chairman of the Company since
                                               September  2000  and  is  the  Chairman  of  North  American   Capital
                                               Corporation,  a private merchant  banking firm. In addition,  Mr. Roth serves as the Chairman of Royal-Pioneer Industries,  Inc., now Stamit,
                                               and a director of Hollis  Corporation and GPC  International  Inc. Mr.
                                               Roth previously  served as Chairman of GPC  International  until 2001.
                                               From September 2002 until April 2005, Mr. Roth served as a director of
                                               Polaroid Holding Company and as a member of their audit committee. Mr.
                                               Roth is a certified public  accountant with both public accounting and private industry experience. Mr. Roth is 68 years of age.

       CLASS II

Joseph M. Murphy (1992)                        Since February 1993, Mr. Murphy has been the Chairman of Country Bank,
                                               New York, New York. Mr. Murphy has been a certified public  accountant since 1961,  certified  in both New York and New Jersey.  Prior to his affiliation with Country Bank, Mr. Murphy practiced public accountancy for public and private companies for nine years, and then participated as an  investment  banker,  investor,  officer  and  director  in  the purchase,  management and sale of numerous  domestic and international public and private  businesses for over 17 years.  Mr. Murphy also has extensive  service  as a trustee  of  several  substantial  non-profit foundations and institutions. Mr. Murphy is 70 years of age.

Rudi E. Scheidt (1993)                         Since  1990,  Mr.  Scheidt has been a private  investor.  From 1973 to
                                               1989,  he served as  President  of  Hohenberg  Bros.  Co., a worldwide cotton  merchant,  headquartered  in  Memphis,  Tennessee,  and as its
                                               Chairman  during 1990. Mr.  Scheidt was Director  Emeritus of National
                                               Commerce Financial Corporation, a bank holding company,  headquartered in Memphis,  Tennessee  until  December  2002.  Mr.  Scheidt  also has extensive  service  as a trustee  of  several  substantial  non-profit foundations and institutions. Mr. Scheidt is 80 years of age.

       CLASS III

Jon E. M. Jacoby (1992)                        Mr.  Jacoby has been the  non-executive  Chairman of the Company since
                                               September  2000 and has been  employed by Stephens,  Inc. and Stephens
                                               Group, Inc.,  companies that engage in investment banking  activities, since 1963. On October 1, 2003, Mr. Jacoby retired as Vice Chairman of each of these companies. He remains a director of Stephens Group, Inc.
                                               and a consultant  and employee of these  companies.  Stephens Inc. and
                                               Stephens  Group,  Inc.  are  stockholders  of D&PL.  Mr.  Jacoby  is a director of Conn's Inc., Sangamo  Bio-Sciences,  Eden Bioscience Corp.
                                               and Power-One,  Inc. He also serves on the audit  committee of Sangamo
                                               Bio-Sciences. He was a director of Beverly Enterprises, Inc. until May
                                               24, 2001. Mr. Jacoby is 67 years of age.

F. Murray Robinson (2000)                      Mr. Robinson has been the  non-executive  Vice Chairman of the Company since  September 2002 and served as Chief  Executive  Officer and Vice
                                               Chairman  from  October  2000 until  August  2002.  Prior to his first retirement  from D&PL in April 1999, Mr. Robinson had been employed by
                                               D&PL serving as Executive  Vice  President  from  December  1998 until
                                               April 1999 and President  and COO from  February  1989 until  December
                                               1998 and Executive Vice President from April 1988 until February 1989.
                                               Mr. Robinson is 71 years of age.


--------------------------------------------------------------------------------------------------------------------
The  Board  of  Directors  has  considered  the  independence  of  each  of  its non-employee  directors,  and has determined that each of Messrs.  Chua, Jacoby,
Murphy,  Robinson,  Roth,  and Scheidt is  "independent",  as defined under NYSE rules.

THE BOARD OF DIRECTORS  RECOMMENDS  THAT  STOCKHOLDERS  VOTE FOR THE ELECTION OF
EACH OF THE INDIVIDUALS LISTED AS CLASS I DIRECTORS.


                                 PROPOSAL NO. 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment of Auditors

KPMG LLP audited D&PL's annual financial statements for the fiscal year ended August 31, 2005 and its internal control over financial reporting as of August 31, 2005. Representatives of KPMG will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

The Audit Committee is solely responsible for appointing the independent registered public accounting firm to be the Company's independent outside auditors for the fiscal year ending August 31, 2006. Although the Company is not legally required to seek stockholder approval of its outside auditor, the Board of Directors believes that it is in the best interest of the Company and a matter of good corporate governance to do so.

At the time of publication of this Proxy Statement, the Audit Committee has commenced a process for the selection of the Company's outside auditors for 2006, but has not yet made a selection. Therefore, at this time stockholders are being asked to ratify the appointment of KPMG LLP as such auditors. However, such ratification is subject to the right of the Audit Committee to appoint a different auditing firm of comparable stature in the accounting profession, either before or after the annual meeting (and notwithstanding the affirmative vote of a majority of shares in favor of this proposal), as the Audit Committee may determine to do in the exercise of its business judgment.

Audit Fees

Aggregate fees paid or payable to the Company's independent registered public accounting firm relating to the audit of the 2005 and 2004 consolidated financial statements and the fees for other professional services billed during the periods from September 1 to August 31, 2005 and 2004 are as follows:

     Type of Fees                        2005                         2004
     ------------                        ----                         ----
     Audit Fees (1)                   $589,000                      $213,000
     Audit-Related Fees (2)             49,000                        88,000
     Tax Fees (3)                        9,000                        16,000
     All Other Fees (4)                 25,000                        47,000
                                      --------                      --------
     Total                            $672,000                      $364,000
                                      ========                      ========

(1) Represents the aggregate fees paid or payable by the Company to KPMG LLP for professional services rendered for the audit of the Company's annual consolidated financial statements and internal control over financial reporting (2005 only) and for the reviews of the consolidated financial statements included in the Company's Form 10-Q filings for each fiscal quarter.

(2) Represents the aggregate fees billed to the Company by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit and review of the Company's financial statements that are not already reported in Audit Fees. These services include benefit plan audits and attestation services that are required by statute or regulation.

(3) Represents the aggregate fees billed to the Company by KPMG LLP for professional services relating to tax compliance, tax advice and expatriate tax services.

(4) Includes fees paid for due diligence relating to an international project.

Auditor Independence

The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining the independent auditor's independence and has determined that the provision of such services has not adversely affected the independent auditor's independence.

Policy on Audit Committee Pre-Approval

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the independent auditor's independence. The policy generally provides for the Audit Committee to pre-approve services in the defined categories of audit services, audit-related services, tax services and all other services, up to specified amounts, and sets requirements for specific case-by-case pre-approval of discrete projects that are not otherwise pre-approved or services over the pre-approved amounts. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual basis. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be presented to the full Audit Committee at its next scheduled meeting. The policy prohibits retention of the independent auditor to perform the prohibited non-audit functions defined in
Section 201 of the Sarbanes-Oxley Act of 2002 or the rules of the Securities and Exchange Commission, and also considers whether proposed services are compatible with the independence of the independent auditor. None of the Audit Committee's pre-approval requirements were waived in fiscal 2005.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Meetings and Attendance of Directors

The Board of Directors had 11 meetings in fiscal 2005. All Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members. All members of the Board of Directors attended the Annual Meeting of Stockholders on January 11, 2005. Directors are expected to attend Board Meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities with due care.

Director's Compensation

Each Director receives an annual fee of $40,000 and an attendance fee of $1,000 for each meeting of the Board of Directors attended. Directors are reimbursed for actual expenses incurred in connection with attending Board or Committee meetings. In addition, each non-employee member of the Audit Committee, Nominating and Corporate Governance Committee, Technology Committee, and Compensation Committee receives $10,000 for serving on each committee of the Board of Directors, up to a maximum of $20,000 per year. Under the 1995
Long-Term Incentive Plan, as amended, each new director of the Company is granted options for 62,222 shares. In addition, each director is granted options for an additional 2,666 shares in each of the second through sixth year each director serves as such. In May 2005, each non-employee Director was granted options for 12,000 shares and 4,000 restricted stock units under the 2005 Omnibus Stock Plan.

Director Independence

As permitted by the rules of the NYSE, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of "independent" contained in the NYSE listing rules.

At least a majority of the Board shall consist of Independent Directors (as defined below). No director may contemporaneously serve as a consultant or service provider to the Company. To find that a director is "Independent," the Board must affirmatively determine, after considering all relevant facts and circumstances, that the director has no material relationship with the Company either directly or as a partner, shareholder or officer of an organization (whether or not for-profit) that has a relationship with the Company. When assessing the materiality of a director's relationship with the Company, the Board should consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. However, because the concern is independence from management, ownership of even a significant amount of stock, by itself, is not a bar to independence. A director who the Board affirmatively determines has no material relationship with the Company that may impact the director's independence from management is considered an "Independent Director." In addition:

     (i) A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of the employment relationship. However, employment as an interim Chairman or interim Chief Executive Officer shall not disqualify a director from being considered independent following that employment.

     (ii) A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent in any way on continued service, and other than compensation received by a director for former service as interim Chairman or interim Chief Executive Officer, is not independent until three years after the person ceases to receive more than $100,000 per year in such compensation; provided, however, that compensation received by a director for former service as an interim Chairman or interim Chief Executive Officer, and compensation received by an immediate family member for service as a non-executive employee of the Company, need not be considered in determining independence under this test.

     (iii) A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company, is not independent until three years after the end of either the affiliation or the employment or auditing relationship.

     (iv) A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serves on the other company's compensation committee is not independent until three years after the end of such service or the employment relationship.

     (v) A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of the other company's consolidated gross revenues, is not independent until three years after falling below such threshold. Any relationship below such threshold shall not preclude the director's independence. In applying this standard, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The three-year look-back provision for this standard applies solely to the financial relationship between the Company and the director or immediate family member's current employer, and former employment of the director or immediate family member need not be considered. In addition, while charitable organizations are not considered companies for purposes of this standard, the Company must disclose in the annual proxy statement any charitable contributions made by the Company to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of the charity's consolidated gross revenues. Any Company donations to any charitable organization in which a director serves as an executive officer or director shall not preclude the director's independence if the aggregate amount of contributions in any single fiscal year does not exceed the lesser of $100,000 or 2% of the charitable organization's consolidated gross revenues.

For purposes of subsections (i) through (v) above, "immediate family member" shall have the meaning as set forth from time to time in the NYSE Listed Company Manual. In applying the three-year look-back provisions, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

In addition, a director's beneficial ownership of less than 5% of the Company's outstanding common stock shall be deemed immaterial and shall not be deemed to impair the director's independence. No relationship between a director and a beneficial owner of less than 10% of the Company's outstanding common stock shall be deemed material or to impair the director's independence.

Information pursuant to which the analysis and determination of director independence shall be made will be derived from the following sources:

     1. Director and Officer Questionnaires;

     2. Interviews with nominees (oral or written);

     3. Summaries of relevant information about the nominees prepared by management based on information generally available; and

     4. Other information properly available to the Board of Directors.

The Board has determined that each of the non-employee directors of the Company, Jon E. M. Jacoby, F. Murray Robinson, Stanley P. Roth, Joseph M. Murphy, Rudi E. Scheidt and Nam-Hai Chua, meets these standards and is independent. In addition, all non-employee Board committee members meet the applicable independence requirements of the NYSE and applicable law.

Executive Sessions of Non-Management Directors

The Company's independent Directors meet separately in executive session without the employee Director or representatives of management at least twice each fiscal year in accordance with the Company's Corporate Governance Guidelines. At each meeting of the Board, the Board determines which Director shall preside over the executive session without management to take place at the next scheduled meeting of the Board. At such time, the Board also designates an alternate Director to preside over such executive session. Any Director designated to preside over an executive session without management is one who is deemed an "Independent Director" under the Company's Categorical Standards for Determining Director Independence.

Stockholder Communications with the Board of Directors

Stockholder or other interested party communications with the Board of Directors should be addressed to "Chairman of the Nominating/Corporate Governance Committee, c/o Directors' Assistant, One Cotton Row, Scott, Mississippi, 38772." Electronic communications should be sent to Directors@deltaandpine.com. All communications so received will be opened by the Directors' Assistant for the sole purpose of determining whether the contents represent a message to our directors. Contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the Chairman of the Nominating/Corporate Governance Committee.

Corporate Governance Guidelines

The Board of Directors of the Company adopted the Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. The Company's Corporate Governance Guidelines are available free of charge on the Company's website at www.deltaandpine.com in the Corporate Governance section under About D&PL or upon request to R. D. Greene, Vice President - Finance and Treasurer, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772, or via email at ricky.d.greene@deltaandpine.com.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that applies to all Company employees, including its Chief Executive Officer, Chief Financial
Officer/Principal Accounting Officer, as well as members of the Board of Directors. The Code of Business Conduct and Ethics is available free of charge on the Company's website at www.deltaandpine.com in the Corporate Governance section under About D&PL or upon request to R. D. Greene, Vice President - Finance and Treasurer, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772, or via email at ricky.d.greene@deltaandpine.com.

Committees of the Board

The  Board  of  Directors  has  an  Audit  Committee,   Compensation  Committee,
Technology Committee and Nominating and Corporate Governance Committee. Committee members are elected by and serve at the discretion of the Board of Directors.

Audit Committee

The members of the Audit Committee are Messrs. Roth, Murphy, and Scheidt. Each of the committee members is independent as defined by the NYSE Listing Standards. The Audit Committee met eleven times during fiscal 2005. The
Committee:

|X| reviewed with the independent registered public accountants the scope of the audit, the auditors' fees and related matters;

|X| received the annual comments from the independent registered public accountants on accounting procedures and systems of control;

|X| reviewed with the independent registered public accountants any questions, comments or suggestions they may have had relating to D&PL's internal controls, accounting practices or procedures or those of D&PL's subsidiaries;

|X| reviewed with management and the independent registered public accountants D&PL's quarterly financial statements as required and have reviewed year end financial statements along with any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10-K or 10-Q with the SEC and have recommended the inclusion of the audited financial statements in the report on Form 10-K. This review included the items required by SAS 61 as in effect at that time in the case of the quarterly statements;

|X| received from the independent registered public accountants the report required by Independence Standards Board Standard No. 1 as in effect at that time and discussed it with the independent registered public accountants;

|X| reviewed, as needed, the adequacy of the systems of internal controls and accounting practices of D&PL and its subsidiaries regarding accounting trends and developments; and

|X| reviewed compliance with laws, regulations, and internal procedures, and contingent liabilities and risks that may be material to D&PL.

The D&PL Board of Directors has adopted a written charter for the Audit Committee which is attached as Appendix A. The Audit Committee hereby reports that the Audit Committee and the Company have complied with the Audit Committee Charter with respect to the fiscal year ended August 31, 2005.

The Board of Directors has determined that in its judgment, Joseph M. Murphy qualifies as an audit committee financial expert in accordance with the applicable rules and regulations of the SEC. Mr. Murphy is "independent" as defined by the NYSE Listing Standards.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee has met and held discussions with management and the Company's independent registered public accountants and has reviewed and discussed the Company's audited consolidated financial statements with management and the Company's independent registered public accountants.

The Audit Committee has also discussed with the Company's independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

The Company's independent registered public accountants have also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (which relates to the auditors' independence from the Company) and the Audit Committee has discussed with the Company's independent registered public accountants that firm's independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2005, for filing with the Securities and Exchange Commission.

                                                        Stanley P. Roth
                                                        Joseph M. Murphy
                                                        Rudi E. Scheidt

Compensation   Committee   (Compensation   Committee   Interlocks   and  Insider
Participation)

The members of the Compensation Committee are Messrs. Jacoby and Murphy. The Company is not aware of any information which would be required to be disclosed as compensation committee interlocks or insider participation in compensation decisions. The Compensation Committee met three times during 2005. The Compensation Committee reviews and approves annual compensation, including bonuses, for senior management of the Company and administers the Company's 1993 Stock Option Plan, as amended, the 1995 Long-Term Incentive Plan, as amended, and the 2005 Omnibus Stock Plan, including the grant of options and restricted stock under each plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

The Compensation Committee is composed entirely of independent directors. The Compensation Committee is responsible for reviewing and approving the compensation of the Chief Executive Officer and the other executive officers of the Company and reviewing and approving stock-based awards when recommended, including stock options, for each executive officer.

The Company's policy is to pay cash compensation (salary and bonus) in sufficient amounts so that the Company's officers receive compensation that is competitive with that paid by other companies of similar size within the seed industry, after considering cost-of-living factors such as location, as well as providing long-term incentives based on the performance of the Company. The long-term incentives are designed to attract and retain key executives by providing rewards for outstanding performance relative to peer companies. The Company has followed this policy since 1989.

Salary and Bonus

Salary ranges of executive officers are based on a written job responsibility measurement system created by an independent, outside salary consultant. This system is adjusted periodically. This system applies to all employees of the Company, and not just to the executive officers. Each position within the Company has an established salary range based on skill level and experience required to perform the duties, along with the position's level of importance to overall Company operations. Individual salary ranges are established at levels that provide internal equity, as well as competitiveness with similar positions in other companies with similar businesses. Merit salary increases are determined annually based on job performance and current salary level within the salary range set for that position. Each executive officer's performance review includes achievement against an established set of management responsibilities, as well as specific individual objectives. Objectives relate to the business function of that respective officer and may include financial performance objectives (i.e., achievement of budget goals), as well as other objectives relating to the individual's particular role in the Company (i.e., market share goals, unit cost management, plant safety record, new product introductions, etc.). The objectives of each executive officer are set by the Chief Executive Officer. Each executive officer's performance is rated by the Chief Executive Officer. Non-merit increases are a function of inflation and, as a result, in recent years have been modest.

The method of salary measurement described above also applies to the Chief Executive Officer. Objectives for the Chief Executive Officer are set by the Board of Directors. The salary of the Chief Executive Officer is discussed by the Chief Executive Officer with the Compensation Committee. Based on such discussions and the salary ranges and objectives discussed above, the Compensation Committee determines the Chief Executive Officer's compensation.

A bonus pool is created annually based on a specified percentage of pre-tax, pre-bonus, and pre-pension earnings. Under the Company's incentive bonus program, the total of bonuses paid in any year is limited to the lower of two limitations: (1) the bonus pool reduced by pension costs and (2) the sum of all performance-based maximum individual awards. The Chief Executive Officer can reduce, but may not increase, the overall bonus pool from the amount calculated using the pre-established formula. The Compensation Committee, upon the recommendation of the Chief Executive Officer, may also adjust the size of the bonus pool. All positions eligible for bonus are placed in one of five categories that govern the maximum bonus available as a percentage of the mid-point of the position's salary range. These five categories include: (1) Chief Executive Officer and Senior Vice President, (2) other executive officers,
(3) senior managers, (4) middle managers and (5) all other bonus-eligible positions. This maximum is based on the potential impact on the Company's profit of the job's responsibilities.

Each executive officer's bonus is based on his performance and achievement against individual goals as described for merit salary increase review. Performance is expressed as a percentage which, when multiplied by the maximum bonus available for that job, results in an adjusted performance-based maximum individual award for that year. All bonus awards to eligible employees are calculated in this manner, and actual awards are effectively the pro rata share of the available bonus pool or the performance-based maximum. Thus, the bonus of each executive officer is dependent on the achievement of the Company's earnings and the level of performance of each officer against established performance criteria and personal objectives.

The bonus for the Chief Executive Officer is similarly set based on the individual's job performance. The Chief Executive Officer recommends his bonus to the Compensation Committee. The Compensation Committee reviews, adjusts as appropriate and approves the bonus amounts for the Chief Executive Officer and the other executive officers.

Stock Awards

Awards of stock options and restricted stock for each executive officer and other key employees are recommended by the Chief Executive Officer and must be approved by the Compensation Committee and are granted at the sole discretion of the Committee. Based on an assessment of competitive factors, the Compensation Committee determines a suitable award that provides an incentive for both performance and employee retention purposes.

Chief Executive Officer's Compensation

During the Company's fiscal year ended August 31, 2005, W. Thomas Jagodinski was employed by D&PL as President, Chief Executive Officer and Director. Mr.
Jagodinski's salary was based on his contribution to the Company. He was entitled to merit salary increases. These merit increases were determined in accordance with the procedures and guidelines described above. For fiscal 2005, Mr. Jagodinski's base salary was $348,000 with a bonus of $420,000. The Compensation Committee approved Mr. Jagodinski's bonus based on his achievement with respect to the earnings goal and related financial targets for the Company. Other factors in the Compensation Committee's decision were Mr. Jagodinski's leadership in developing corporate growth strategies, developing international business opportunities, his contribution made in developing the market for biotechnology-enhanced seed, the launch of new products and the execution of certain strategic transactions.




                                                       Compensation Committee


                                                        Jon E. M. Jacoby
                                                        Joseph M. Murphy

Technology Committee

The members of the Technology Committee are Messrs. Chua, Robinson and Jagodinski. Mr. Robinson was named a member of the Committee in October 2005. This Committee met four times during 2005. The Technology Committee reviews and monitors the Company's research and scientific initiatives in areas such as technological programs, molecular biology, and agricultural biotechnology. The Technology Committee also investigates significant emerging plant science and technology issues.


Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the "Nominating Committee") recommends nominees for election to the Board by the stockholders at the annual meeting and makes recommendations to the Board of Directors regarding corporate governance matters and practices. The Nominating Committee operates in accordance with its charter and is composed of Messrs. Jacoby, Murphy, and Robinson, each of whom meets the independence requirements of the NYSE. Mr. Robinson was named a member of the Committee in October 2005. The Nominating and Corporate Governance Committee met once during 2005.

The Nominating Committee identifies candidates for nominees based upon both its criteria for evaluation and the candidate's previous service on the Board. Additionally, the Nominating Committee may use the services of a search company in identifying nominees. Although the Nominating Committee has not determined specific minimum qualifications for its nominees, it evaluates candidates that it has identified based upon:

o character, personal and professional ethics, integrity and values;
o executive  level  business  experience  and acumen;
o relevant business experience or knowledge (although preference may be shown for experience in or knowledge of the cotton industry, agribusiness, molecular biology or plant sciences, it is not a prerequisite);
o skills and expertise necessary to make significant contributions to the Company, its Board and its stockholders;
o business judgment;
o availability and willingness to serve on the Board;
o independence requirements of the NYSE;
o potential conflicts of interest with the Company or its stockholders taken as a whole; and
o accomplishment within the candidate's own field.

The Nominating Committee has adopted a policy with regard to considering a stockholder's nominee. To submit a nominee for consideration, a stockholder must provide the Nominating Committee:

o proof of the stockholder's eligibility to submit proposals in accordance with Rule 14a-8(b) of the Exchange Act of 1934, as amended;
o a complete description of the candidate's qualifications, experience and background; and
o the candidate's signed consent to serve on the Board.

In general, the Nominating Committee will evaluate a candidate identified by a stockholder using the same standards as it uses for candidates it identifies. Before recommending a stockholder's candidate, the Nominating Committee may also:

o consider whether the stockholder candidate will significantly add to the range of talents, skills and expertise of the Board;
o conduct appropriate verifications of the background of the candidate; and
o interview the candidate or ask the candidate for additional information.

The Nominating Committee has full discretion not to include a stockholder's candidate in its recommendation of nominees to the Board. If the Nominating Committee does not recommend a stockholder's candidate to the Board, it will not make public the reason or reasons for its decision.

Board Committee Charters

The charters for the Company's Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available free of charge on the Company's website at www.deltaandpine.com in the Corporate Governance section under About D&PL or upon request to R. D. Greene, Vice President - Finance and Treasurer, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772, or via email at ricky.d.greene@deltaandpine.com.

                PERFORMANCE OF DELTA AND PINE LAND COMPANY SHARES


The Company's Shares were first publicly traded on June 29, 1993. The following table shows a comparison of cumulative total return to stockholders for D&PL Common Stock, the NYSE/AMEX/NASDAQ Market Index and the S&P Supercap Agriculture Products Index. The table assumes $100 invested on August 31, 2000, and the reinvestment of dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG DELTA AND PINE LAND COMPANY, THE NASDAQ/AMEX/NYSE INDEX
               AND THE S & P SUPERCAP AGRICULTURAL PRODUCTS INDEX

                                                                                Cumulative Total Return
                                                           ----------------------------------------------------------------
                                                                8/00       8/01       8/02      8/03       8/04       8/05



DELTA AND PINE LAND COMPANY                                   100.00      83.20      75.74    104.88     109.05     112.11
NASDAQ/AMEX/NYSE                                              100.00      77.60      70.07     80.11     126.54     184.57
S & P SUPERCAP AGRICULTURAL PRODUCTS                          100.00     147.95     135.31    158.89     189.47     254.56


* $100 invested on 8/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending August 31.

                             EXECUTIVE COMPENSATION

Following are compensation related tables and information as required by the Securities and Exchange Commission reflecting executive compensation for the fiscal year ended August 31, 2005.

Annual Compensation

The following table sets forth certain information regarding compensation paid to, or accrued for, the Company's Chief Executive Officer and the Company's four other most highly-compensated executive officers (the "Named Officers") during the year ended August 31, 2005:

                                                             Summary Compensation Table
                                                             --------------------------
                                        Annual Compensation                       Long Term Compensation
                                  -------------------------------------------  ---------------------------
                                                                               Restricted       Securities
Name and                                                     Other Annual        Stock          Underlying          All Other
Principal Position         Year   Salary($)   Bonus($)     Compensation($)(1)  Awards($)(2)     Options(#)        Compensation($)
------------------         ----   ---------   --------     ------------------ -------------     ----------        ---------------

W. Thomas Jagodinski       2005    348,000     420,000          2,000             568,351       151,307 (3)           44,000 (5)
  President and            2004    336,000     215,000          1,000                 --          2,666 (4)           44,000 (5)
  CEO                      2003    320,000     185,000          1,000                 --         64,888 (4)           44,000 (5)

Charles R. Dismuke, Jr.    2005    265,000     235,000          3,800             270,643        70,812 (3)              --
  Senior Vice President    2004    256,000     120,000          2,500                 --             --                  --
                           2003    240,000     100,000          1,600                 --             --                  --

R. D. Greene               2005    213,000     210,000          1,700             209,061         54,702 (3)             --
  Vice President -         2004    206,000     105,000          1,000                 --             --                  --
  Finance, Treasurer       2003    190,000      75,000            800                 --             --                  --
  & Asst. Secretary

William V. Hugie           2005    193,000      92,000          1,200             114,838         30,046 (3)              --
  Vice President -         2004    186,000      55,000            800                 --             --                   --
  Research                 2003    177,000      45,000            900                 --             --                   --

James H. Willeke           2005    203,000      83,000          2,800              55,404         31,823 (3)              --
  Vice President -         2004    197,000      40,000          1,900                 --             --                   --
  Sales and Marketing      2003    196,000      30,000          1,900                 --             --                   --


(1) These amounts include items such as personal use of a company automobile, group term life insurance, and/or taxable fringe benefits.
(2)  On May 18, 2005, the named officers were granted the following Restricted
     Stock Awards: 21,504 shares for W. Thomas Jagodinski; 10,240 shares for
     Charles R. Dismuke, Jr.; 7,910 shares for R. D. Greene; 4,345 shares for
     William V. Hugie; 2,097 shares for James H. Willeke. Restricted Stock granted in 2005 vest as follows: 40% of the shares shall vest on May 19, 2006, 30% of the shares shall vest on May 18, 2007 and the remaining 30% of the shares shall vest on May 18, 2008.
(3)  Stock Options granted in 2005 vested 100% on July 2, 2005.
(4) Options granted in 2003 and 2004 vest 20% per annum commencing on the first day of the second and each succeeding year following grant date.
(5)  Director's and attendance fees for serving as a Director of the Company.

Employment Contracts and Change-In-Control Arrangements

Mr. Jagodinski is employed pursuant to an employment agreement effective September 1, 1997, which provided for an annual base salary of $150,000 subject to upward adjustment plus bonus, the amount of which is determined in accordance with the bonus program described herein, plus insurance and other fringe benefits. The agreement is automatically extended each day so that at any given date, the time remaining under the contract will be for an additional two year period. The contract may be terminated, except as a result of a change in control or in anticipation of a change in control, upon three months written notice. The employment agreement includes provisions pursuant to which Mr. Jagodinski will receive, in the event of the termination of his employment due to a change in control or in anticipation of a change in control, an amount that in effect is equal to two times his highest salary and bonus paid during any of the previous five calendar years plus a continuation for 24 months of his insurance and fringe benefits. Mr. Jagodinski's agreement provides him the right to surrender his stock options to the Company and receive cash in lieu of stock, plus provides for certain tax protection payments of amounts paid to him under this plan. Pursuant to the terms of this agreement, Mr. Jagodinski shall not compete with the Company for one year upon his termination in the event of a change in control.

Option Grants in Last Fiscal Year

The only options exercisable into securities of the Company are those outstanding under the 1993 Stock Option Plan (the "1993 Plan"), the 1995 Long-Term Incentive Plan (the "1995 Plan") and the 2005 Omnibus Stock Plan (the "2005 Plan"). The 1993 Plan has not been available for further grants since 1996 and as of August 31, 2005, all officers had exercised all remaining options under the 1993 Plan. The Company granted options for 1,096,841 Shares under the 1995 Plan and 73,704 under the 2005 Plan in 2005. All options granted prior to 2005 under the 1993 Plan and 1995 Plan vest 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant. The options that were granted during 2005 under the 1995 Plan and 2005 Plan vested 45 days after grant date and expire seven years from the date of grant. The majority of stock options granted in 2005 were granted at prices in excess of the fair market value of the Company's common stock at the time of grant.

The following table sets forth certain information concerning stock options granted during 2005:

                                                Option Grants in 2005

                                          Percentage of                                        Potential Realized Value at
                         Number of        Total Options                                       Assumed Annual Rates of Stock
                        Securities           Granted                                           Price Appreciation of Option
                        Underlying       to Employees In      Exercise       Expiration                  Term (1)
Name                      Options          Fiscal Year         Price            Date              5%               10%
------------------------ ------------- ------------------ ----------------- -------------- ---------------- ----------------

W. Thomas Jagodinski (2)     2,666               .23%          28.24           1/11/15         $ 47,348       $   119,989
W. Thomas Jagodinski        67,765              5.79%          26.31           5/18/12         $725,818       $ 1,691,465
W. Thomas Jagodinski        24,662              2.11%          27.56           5/18/12         $233,323       $   584,754
W. Thomas Jagodinski        26,936              2.30%          28.81           5/18/12         $221,166       $   605,003
W. Thomas Jagodinski        29,341              2.51%          30.06           5/18/12         $204,237       $   622,345

Charles R. Dismuke, Jr.     32,269              2.76%          26.31           5/18/12         $345,627       $   805,458
Charles R. Dismuke, Jr.     11,744              1.00%          27.56           5/18/12         $111,108       $   278,459
Charles R. Dismuke, Jr.     12,827              1.10%          28.81           5/18/12         $105,320       $   288,104
Charles R. Dismuke, Jr.     13,972              1.19%          30.06           5/18/12         $ 97,256       $   296,357

R. D. Greene                24,928              2.13%          26.31           5/18/12         $266,999       $   622,221
R. D. Greene                 9,072               .78%          27.56           5/18/12         $ 85,828       $   215,104
R. D. Greene                 9,909               .85%          28.81           5/18/12         $ 81,361       $   222,564
R. D. Greene                10,793               .92%          30.06           5/18/12         $ 75,128       $   228,928

William V. Hugie            13,692              1.17%          26.31           5/18/12         $146,652       $   341,763
William V. Hugie             4,983               .43%          27.56           5/18/12         $ 47,143       $   118,151
William V. Hugie             5,443               .47%          28.81           5/18/12         $ 44,691       $   122,254
William V. Hugie             5,928               .51%          30.06           5/18/12         $ 41,264       $   125,737

James H. Willeke            14,502              1.24%          26.31           5/18/12         $155,328       $   361,981
James H. Willeke             5,278               .45%          27.56           5/18/12         $ 49,934       $   125,145
James H. Willeke             5,764               .49%          28.81           5/18/12         $ 47,327       $   129,464
James H. Willeke             6,279               .54%          30.06           5/18/12         $ 43,707       $   133,182


(1) The dollar amount under these columns are the result of calculations at 5% and 10% rates arbitrarily set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. Any actual gain on exercise of options is dependent on the future performance of the Company's stock.

(2) Automatic grant resulting from service as a director.

Options Exercised in Last Fiscal Year

The following table sets forth certain information concerning stock option exercises during 2005 and unexercised options held as of August 31, 2005 for each of the Named Officers:


                           Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                           Number of Securities
                                                               Underlying
                                                              Unexercised
                                                             Options at the                 Value of Unexercised
                              Shares       Gains             Fiscal Year End               In-The-Money Options at
                             Acquired     Realized           ---------------             the Fiscal Year End (1) (2)
                                on           on                                          ---------------------------
                             Exercise     Exercise    Exercisable    Unexercisable      Exercisable        Unexercisable
                           ------------- ----------- -------------- ---------------- ----------------- -------------------
W. Thomas Jagodinski           10,667     $151,578      461,857           93,733        $1,682,835           $594,549
Charles R. Dismuke, Jr.        62,667      792,112      150,812               --           459,600                 --
R. D. Greene                   35,000      359,456      121,702           50,000           430,535            331,750
William V. Hugie               27,777      234,777      145,046               --           282,375                 --
James H. Willeke               55,000      677,717       51,823               --           114,900                 --

(1) Based on $25.365 per Share, the August 31, 2005 market value as calculated by averaging the High and Low as quoted by the NYSE.
(2) Computation excludes "out-of-the-money" options for the following number of shares: 202,570 shares for W. Thomas Jagodinski; 70,812 shares for Charles R.
Dismuke,  Jr.;  54,702  shares for R. D. Greene;  110,046  shares for William V.
Hugie; and 31,823 shares for James H. Willeke.

Compensation Pursuant to Plans

Pension Plan

The Company maintains a noncontributory defined benefit plan (the "Pension Plan") that covers substantially all full-time employees, including the Named Officers. All employees of the Company and its domestic subsidiaries, who have both attained age 21 and completed one year of eligible service, are eligible to participate in the Pension Plan. The Pension Plan provides a normal retirement benefit (if employment terminates on or after age 65) equal to the sum of: (i) 22.75% of average compensation (the average of the participant's five highest consecutive calendar years of earnings, including overtime but excluding bonuses) reduced by 1/25th for each year of credited service less than 25 at normal retirement; and (ii) 22.75% of average compensation exceeding the greater of one-half of average social security covered compensation and $10,000, reduced by 1/35th for each year of credited service less than 35 at normal retirement.

The following table shows the estimated benefits payable in the form of a single-life annuity upon retirement in specified average compensation and years of credited service classifications:

                                                 Pension Plan Table

                                            Years of Credited Service

         Compensation          15               20                25               30                35
         --------------------------------------------------------------------------------------------------

         $ 25,000          $  3,591         $  4,788          $  5,985         $  6,044          $  6,103
         $ 50,000             9,441           12,588            15,735           16,606            17,478
         $ 75,000            15,291           20,388            25,485           27,169            28,853
         $100,000            21,141           28,188            35,235           37,731            40,228
         $150,000            32,841           43,788            54,735           58,856            62,978
         $200,000            44,541           59,388            74,235           79,981            85,728
         $250,000            45,243           60,324            75,405           81,249            87,093
         $300,000            45,243           60,324            75,405           81,249            87,093
         $400,000            45,243           60,324            75,405           81,249            87,093


The above estimated annual benefits were calculated by the actuary for the Pension Plan. Benefit amounts shown are the annual pension benefits payable in the form of a single-life annuity for an individual attaining the age of 65 in 2005. In addition, such amounts reflect the 2005 maximum compensation limitation under the Internal Revenue Code of 1986, as amended, and are not subject to any deduction for social security or other amounts.

The estimated years of credited service and eligible average compensation for each of the Named Officers as of January 1, 2005, the most recent Pension Plan valuation date, are as follows:


                                   Years of Credited        Average Plan
          Name                         Service              Compensation
   ---------------------------- ------------------------- ------------------

   W. Thomas Jagodinski                        13              $198,667
   Charles R. Dismuke, Jr.                     28               198,497
   R. D. Greene                                 8               161,483
   William V. Hugie                            16               169,200
   James H. Willeke                             9               190,040


Defined Contribution Plan

The Company maintains a defined contribution plan under the rules of Internal Revenue Code Section 401(k) (the "401(k) Plan"). The 401(k) Plan covers substantially all full-time employees. Eligible employees of the Company and its domestic subsidiaries, who have both attained age 21 and completed one year of service, may participate in the 401(k) Plan. A participant may elect to contribute up to 80% of his or her eligible earnings to the 401(k) Plan, subject to certain limitations under the Internal Revenue Code. The 401(k) Plan allows the Company to match a maximum of six percent of eligible employee contributions. As of August 31, 2005, the Company has elected not to match such contributions.

Long Term Incentive Plans

The Company maintains three long term incentive plans, all of which compensate key employees and directors through the grant of options to buy shares of Common Stock. In addition, the 2005 Plan allows the Company to award restricted stock and restricted stock units to participants. In 1993, the Company adopted the 1993 Plan, but no more options were granted under the plan effective with the adoption of the 1995 Plan. In 1995, the Company's Board of Directors adopted the 1995 Plan which the stockholders ratified at the 1996 Annual Meeting. In 2000, the 1995 Plan was amended and restated eliminating the ability of the Board of Directors to award stock appreciation rights, restricted Shares of Common Stock and performance unit credits. Pursuant to the amended and restated 1995 Plan, the Board of Directors may award stock options to officers, key employees and directors. Under the amended and restated 1995 Plan, 5,120,000 Shares are authorized for grant, which is an increase from the original 2,560,000 Shares. As of August 31, 2005, options for 6,289,868 Shares have been granted under the 1995 Plan, of which 1,313,248 have been forfeited and in some cases reissued pursuant to the Plan provisions leaving available for grant 143,380 shares.

In November 2004, the Company's Board of Director's adopted the 2005 Plan which the stockholders ratified at the 2005 Annual Meeting. Pursuant to the 2005 Plan, the Board of Directors may award a total of 2,400,000 stock options and a maximum of 2,100,000 shares of restricted stock and/or restricted stock units. As of August 31, 2005, options for 145,704 shares have been granted under the 2005 Plan, leaving available for grant 2,254,296. In addition, 167,748 shares of restricted stock and restricted stock units had been awarded, leaving 1,932,252 shares available for awards.

Under the 1993 and 1995 Plans, all stock options granted prior to the May 18, 2005 grant vest at a rate of 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant. On May 18, 2005, 1,105,213, stock options were granted under the 1995 and 2005 Plans which fully vested 45 days after grant date (July 2,
2005) and which have a seven year expiration. A portion of the May 18, 2005 grant included options granted with an exercise price equal to the fair market value of the Company's common stock at the time of grant. However, the majority of options granted at this time were issued with exercise prices of $27.56, $28.81, and $30.06, which was in excess of the fair market value of the Company's common stock on the date of the grant.

The awards of restricted shares and restricted stock units under the 2005 Plan made during 2005 vest at a rate of 40% on the day following the one year anniversary from the date of grant and 30% on the second and third anniversaries of the grant date. Shares subject to grants and awards under the 2005 Plan which have expired, been cancelled, forfeited or terminated may again be made available for grant under the 2005 Plan.

                              CERTAIN TRANSACTIONS
Registration Rights

The holder of the Series M Convertible Non-Voting Preferred Stock has certain registration rights associated with the Common Stock into which the Preferred Stock is convertible. The holder has not converted the Preferred Stock as of the proxy record date.

Cotton Biotechnology Research Contracts

DeltaMax Cotton LLC, a limited liability company jointly owned with Verdia, Inc.("Verdia"), a wholly owned indirect subsidiary of DuPont, and the Company, in October 2002 entered into collaborative research agreements with Temasek Life Sciences Laboratory ("TLL"), an organization organized under the laws of Singapore. In February 2004 and November 2004, the Company entered into license agreements for technology owned by TLL which is used in the development of cotton products. Dr. Nam-Hai Chua, a director of the Company, was the Chief Scientific Advisor of Temasek Capital from April 2001 to March 2003 and was appointed to be Corporate Advisor to Temasek Holdings from April 2003 through March 2006, and has advised TLL since April 2004. Temasek Holdings is the parent company of TLL and Temasek Capital. The value of the TLL agreements with DeltaMax and the Company exceeds $60,000; however, the agreements are not material, as defined by the Securities and Exchange Commission. The agreements also are not material for Temasek, and according to Dr. Chua he did not advise TLL on those agreements and he derives no particular or direct benefit from the agreements. Dr. Chua recuses himself from any discussion and vote regarding DeltaMax's and the Company's agreements with TLL.

In  addition,   Dr.  Chua  has  been  a  paid   consultant  to  Pioneer  Hi-Bred
International, Inc., a DuPont subsidiary, for several years and continues in this capacity. DuPont acquired Verdia in July 2004. Dr. Chua did not consult with Pioneer/Dupont regarding this acquisition and he recuses himself from any discussion and vote regarding DeltaMax.

Future Transactions with Affiliates and Advances

The Company requires that any transactions between the Company and persons or entities affiliated with officers, directors, employees or stockholders of the Company be on terms no less favorable to the Company than could be obtained in an arm's-length transaction with an unaffiliated party. Such transactions will also be subjected to approval by a majority of the independent directors of the Company. The Board of Directors has adopted resolutions prohibiting advances without its approval, except for ordinary business and travel advances in accordance with the Company's policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on review of the copies of reporting forms furnished to the Company, or written representations that no forms were required, the Company believes that during 2005, all required events of its officers, directors and 10% stockholders to the Securities and Exchange Commission of their ownership and changes in ownership of Shares (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended) have been filed.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

                    SOLICITATION OF PROXIES AND COST THEREOF

The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit proxies. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

                              STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the proxy statement and presented at the 2007 Annual Meeting should be received by the Company no later than August 1, 2006. With regard to stockholder proposals not included in the Company's proxy statement but which a stockholder wishes to be brought before the 2006 Annual Meeting, the Company's bylaws establish an advance notice procedure which requires that the Company receive notice of such a proposal by not less than 60 days nor more than 90 days prior to the date of the Annual Meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. In addition to the above requirements as to timeliness, the proposals must meet certain eligibility requirements of the Securities and Exchange Commission.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

Stockholders may obtain a copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, without charge (except for exhibits), by contacting: R. D. Greene, Vice President - Finance and Treasurer, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772, or via email at ricky.d.greene@deltaandpine.com, or by accessing our website at www.deltaandpine.com under Media & News.


                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Jerome C. Hafter
                                            Secretary

                                   APPENDIX A

                           DELTA AND PINE LAND COMPANY

                             AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the "Committee") shall provide assistance to the Board of Directors (the "Board") of Delta and Pine Land Company (the "Company") in fulfilling their oversight responsibilities to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal control, the internal audit function, the qualifications, independence, and performance of the Company's independent auditor, the annual independent audit of the Company's financial statements, and the legal compliance and ethical business conduct programs as established by management and the Board. In doing so, it is the responsibility of the Committee to see that free and open communications are maintained between the Committee and the independent auditors, the internal audit function, and management of the Company.

Composition and Qualifications

The Committee shall consist of at least three members. The members and the chairperson of the Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, and may be replaced by the Board. Committee members shall not simultaneously serve on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee, and such determination is disclosed as required by law.

The members of the Committee shall meet the independence, experience, and any other requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Securities and Exchange Commission (the "Commission"), and the rules and regulations of the New York Stock Exchange. If one member of the Committee is not an "audit committee financial expert" as defined by the Commission, then that fact shall be disclosed as required by the Commission.

Meetings

The Committee shall meet in person or via teleconference as often as it determines is necessary, but at least four (4) times per year. The Committee shall meet with the independent auditor at least quarterly. The Committee shall meet periodically with management, the independent auditor, and the head of the internal audit function in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's independent auditor or outside counsel to attend any meeting of the Committee or to meet with any of its members or advisors. The Committee shall prepare each year an annual calendar for meetings of the Committee, setting forth the number of meetings, meeting dates and duration, and the anticipated meeting agenda. The Committee chairperson will entertain modifications to the anticipated agenda from members of the Committee, management and the independent auditors, and cause the revised agenda to be disseminated prior to each meeting. The Committee shall keep minutes of each of its meetings to properly document the discharge of its responsibilities and shall provide the Board with a report of each Committee meeting at the Board's next regularly scheduled meeting, especially of items of concern to the Committee.

Authority and Responsibilities

The Committee shall have the sole authority to appoint or replace the independent auditor. The independent auditor shall report directly to, and be accountable to, the Committee. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including the resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

The Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit, pursuant to the Company's Pre-Approval Policy.

The Committee shall have the authority, to the extent that it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for the payment of compensation to any accounting firm engaged for the purpose of performing audit, review or other attest services for the Company, to any advisors employed by the Committee, and for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

In  addition,  the  Committee,   to  the  extent  that  it  deems  necessary  or
appropriate, shall:

Oversight of Financial Statements and Related Disclosures

1. Review and consider with management and the independent auditor the Company's major financial risk exposures and the steps that management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies and guidelines.

2. Prior to the commencement of the audit of the Company's annual financial statements, review and consider with management and the independent auditor the scope, schedule, and staffing of the audit, and any new accounting and reporting pronouncements that affect the Company.

3. Prior to the filing of the Company's quarterly report on Form 10-Q, review and consider with management and the independent auditor the Company's quarterly financial statements (including the results of the independent auditor's review of the financial statements) and the Company's disclosures in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" ("MD&A") section of the quarterly report.

4. Prior to the filing of the Company's annual report on Form 10-K (or the dissemination of its annual report to stockholders containing the Company's audited annual financial statements, whichever is earlier):

          (a) review and consider with management and the independent auditor the Company's audited annual financial statements (including the results of the independent auditor's audit of the financial statements) and the Company's disclosures in the MD&A section of the annual report;

          (b) recommend to the Board whether the audited annual financial statements should be included in the annual report; and (c) review and discuss with management (including the senior individual responsible for the Company's internal audit function) and the independent auditor the Company's internal controls report and the independent auditor's attestation of the report.

5. As required by the rules of the Commission, prepare the report of the Committee to be included in the Company's annual proxy statement, including disclosures of pre-approval policies and auditors' fees, and cause this Charter to be included in the proxy statement periodically.

6. Review and consider with the independent auditor all matters required to be communicated to the Committee under generally accepted auditing standards, including the judgments of the independent auditor with respect to the quality, not just the acceptability, of the Company's accounting principles and underlying estimates in the financial statements.

7. Review and consider with management and the independent auditor the significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, and any special steps adopted in light of material internal control deficiencies or weaknesses.

8. Review and consider with management and the independent auditor the reports from the independent auditor covering:

          (a) critical accounting policies and practices to be used;

          (b) alternative treatments of financial information within generally accepted accounting principles ("GAAP") for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and

          (c) other material written communications between the independent auditor, the Committee, and management, including any engagement letter, independence letter, management representation letter, schedule of unadjusted audit differences, listing of adjustments and reclassifications not recorded, management letter, or report on observations and recommendations on internal controls, and the Company's response to any such letter or report.

9. Review with the independent auditor and the internal audit function any problems or difficulties encountered in the course of their audit work, including any restrictions on the scope of activities or access to requested information, any changes required in the planned scope of the internal or external audit, any attempt by management to improperly influence the independent auditor, and any significant disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

10. Review and consider with the independent auditor any material communications between the audit engagement team and the independent auditor's national office regarding auditing or accounting issues presented by the engagement.

11. Review and consider with management and the independent auditors the Company's disclosure controls and procedures and its internal controls and procedures for financial reporting, including the conclusions of the Company's chief executive officer and chief financial officer regarding the effectiveness of both sets of controls and procedures reached as part of their certification process for the quarterly report on Form 10-Q and the annual report on Form 10-K, and their evaluation process.

12. Review and consider with management and the independent auditors (a) any significant deficiencies and material weaknesses in the design or operation of the Company's internal controls and procedures for financial reporting and (b) any fraud (whether or not material) that involves management or other employees who have a significant role in the Company's internal controls and procedures for financial reporting, in each case as disclosed to the Committee by the Company's chief executive officer and chief financial officer as part of their certification process for the quarterly report on Form 10-Q and the annual report on Form 10-K.

13. Review and consider with management and the independent auditors in advance of the Company's earnings press releases.

14. Review and consider with management and the independent auditors the Company's disclosure or release of non-GAAP financial measures commonly referred to as "pro forma" or "adjusted" financial information. The Committee need not discuss in advance each instance in which the Company discloses or releases non-GAAP financial measures; rather, the discussion may take the form of a general discussion of the Company's use of non-GAAP financial measures in its disclosures and releases.

15. Review and consider with management and the  independent  auditor the effect
of  material   off-balance  sheet   arrangements  on  the  Company's   financial
statements.

16. Review and consider with management and the independent auditor any accounting or other regulatory initiatives, correspondence with governmental or other regulatory agencies, and published reports that raise issues that may have a material effect on the Company's financial statements.

17. Review reports of the Company to the Commission and to stockholders with a view to consistency of non-financial disclosures therein with the Company's financial statements and financial data.

Oversight of Relationship with Independent Auditor

18. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, (c) any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor, (d) any steps taken to deal with any issues described in the two preceding clauses, and (e) all relationships between the independent auditor and the Company.

19. Review the independence of the independent auditor; obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or non-audit services that may impact the objectivity and independence of the independent auditor; and otherwise take such actions as are appropriate to oversee the independence of the independent auditor.

20. Evaluate the qualifications, performance, and independence of the independent auditor, including considering whether the provision of permitted non-audit services is compatible with maintaining the auditor's independence. In making this evaluation, the Committee shall take into account the opinions of management and the internal auditing staff. The Committee shall present its conclusions with respect to the independent auditor to the Board.

21. Review and evaluate the lead partner and other members of the independent auditor's audit engagement team.

22. Ensure that the lead, concurring, and other audit partners are rotated off the independent auditor's audit engagement team as necessary to assure the independence of the independent auditor. Consider rotating the independent auditor on a regular basis in order to assure continuing auditor independence.

23. Recommend to the Board a policy for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company to assure the independence of the independent auditor, and monitor compliance with that policy.

24. Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company's audit team.

Oversight of Internal Auditing Function

25. Review and consider with management and the independent auditor whether the Company should create a separate internal auditing department.

26. Review and consider with management, the independent auditor, and the head of the internal auditing function the scope of the internal audits and the qualifications and adequacy of personnel performing the internal auditing function.

27. Review the appointment and replacement of the head of the internal auditing function.

28. Review the reports to management prepared by the internal auditing function and management's responses to such reports, or summaries of such reports and responses prepared by personnel performing the internal auditing function.

29. Evaluate the performance of the Company's internal auditing function, including its effectiveness and cost.

Oversight of Compliance with Legal Requirements and Business Conduct Policies

30. Inquire of management, the independent auditor and the internal audit function whether there has been (a) any legal matter that may have a material effect on the Company's financial statements, (b) any instance of material non-compliance with applicable legal requirements, or (c) any instance of material non-compliance with the Company's business conduct policies, and review
and consider any such matter with the Company's counsel or counsel selected by the Committee.

31. Obtain from the independent auditor its assurance that Section 10A(b) of the Exchange Act has not been implicated.

32. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company from any source regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by Company employees of their concerns regarding questionable accounting or auditing matters. The procedures shall provide for communicating to all employees of the Company the ability to, and method for, reporting such complaints to management of the Company, or to the Committee if the reporting person so desires.

33. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations relating to business conduct and with the Company's Code of Business Conduct and Ethics, and monitor complaints with respect thereto, all as they relate to accounting, financial reporting and auditing matters.

34. Regardless of the dollar amount thereof, review and approve all related party transactions, as contemplated in Item 404(a) of Regulation S-K, review executive perquisites and reimbursement expenses, along with related policies and procedures.

35. Discuss with management and the independent auditor any correspondence with regulators or government agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

36. Discuss with the Company's counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies and internal controls.

Miscellaneous Responsibilities

37. Inquire of management, the independent auditor and the internal audit function as to the adequacy of the Company's financial staff (both as to number and competence), and recommend any desired or necessary changes to the Board and to management.

38. Review and reassess on an annual basis the independence and qualifications of the members of the Committee, the adequacy of this Charter, and the performance and effectiveness of the Committee, and recommend any proposed changes to the Board for approval.

39. Investigate any other financial areas deserving of special attention by the Committee.

Limitation of Audit Committee's Role

While the Committee has the authority, powers, and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable legal, accounting, and other requirements. These are the responsibilities of the Company's management and the independent auditor.

                          The Directors and Officers of
                           DELTA AND PINE LAND COMPANY
                       cordially invite you to attend our
                       2006 Annual Meeting of Shareholders
                       Monday, January 16, 2006 10:00 a.m.
                                The Madison Hotel
                                79 Madison Avenue
                                   Memphis, TN


   You can vote in one of three ways: 1) By Mail, 2) By Phone, 3) By Internet.
              See the reverse side of this sheet for instructions.
    IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF
                                   PROXY CARD,
                 DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

                           Illinois Stock Transfer Co.
                      209 West Jackson Boulevard, Suite 903
                             Chicago, Illinois 60606


                                    IMPORTANT
            Please complete both sides of the PROXY CARD, sign, date,
                   detach and return in the enclosed envelope.

                                                                                     DETACH ATTENDANCE CARD HERE
DETACH PROXY CARD HERE                                                               AND MAIL WITH PROXY CARD
-----------------------------------------------------------------------------------------------------------------------------------
This proxy is solicited on behalf of the Board of Directors.
If not otherwise  specified on the reverse side,  this proxy will be voted FOR all the director nominees listed,  FOR the
ratification  of  independent   auditors.   The  undersigned
revokes all proxies  heretofore give to vote at such meeting and all adjournments or postponements.

V A
O B
T O
E V
R E

C N
O A
N M
T E
R
O H
L E                                     Dated
  R                                           -----------------------           If you personally plan to attend the Special
N E                                                                             Meeting of Shareholders, please check the
U                                             -----------------------           box below and list names of attendees on
M                                                                               reverse side.
B                                             -----------------------
E                                             (Please sign here)
R
                                                                                Return this stub in the enclosed envelope
                                                                                with your completed proxy card.


                                                                                I/We do plan to attend
                                                                                the 2006 meeting.                  _____

Please sign your name as it appears above. If executed by a corporation, a duly authorized officer should sign.
Executors, administrators, attorneys, guardians and trustees should so indicate when signing. If shares are held jointly, at least one holder must sign.



-------------------------TO VOTE BY MAIL---------------------------------------

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

-------------------------TO VOTE BY TELEPHONE----------------------------------

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1. Read the accompanying Proxy Statement.
2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.
3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.

Please note that all votes cast by telephone must be completed and submitted prior to Thursday, January 12, 2006 at 11:59 p.m. Central Time.
Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

     If You Vote By TELEPHONE Please Do Not Return Your Proxy Card By Mail

-------------------------TO VOTE BY INTERNET-----------------------------------

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1. Read the accompanying Proxy Statement.
2. Visit our Internet voting Site at http://www.illinoisstocktransfer.com and follow the instructions on the screen.
3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by Internet must be completed and submitted prior to Thursday, January 12, 2006 at 11:59 p.m. Central Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a "secured" web page site. Your software and/or Internet provider must be "enabled" to access this site. Please call your software or Internet provider for further information if needed.

     If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail
-------------------------------------------------------------------------------------------------------------
       PLEASE LIST                               DELTA AND PINE LAND COMPANY
NAMES OF PERSONS ATTENDING                             REVOCABLE PROXY
                              ----------------------------------------------------------------------
--------------------------         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              The undersigned hereby appoints Jerome C. Hafter and R.D. Greene as
--------------------------    Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated
--------------------------    below, all the shares of Common Stock of Delta and Pine Land Company which the undersigned is entitled to vote at the Annual Meeting of
--------------------------    Shareholders to be held on January 16, 2006 or any adjournment thereof.
                              If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted, to the extent legally permissable, by those named in this proxy in their best judgement.
                              -----------------------------------------------------------------------
                              Proposal 1 - Election of Class I Directors with a term ending at the
                               2009 Annual Meeting of Stockholders

                                   For All Nominees Listed Below (except as marked to the contrary below)
                               ---
                                   Withhold Authority to vote for all nominees below.
                               --- (Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

                                    01 Dr. Nam-Hai Chua        02 W. Thomas Jagodinski    03 Stanley P. Roth

                              Proposal 2 - To ratify the appointment of the independent auditors for the fiscal year ending August 31, 2006

                                       For           Against         Abstain
                                    ---          ---             ---

